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                                                                     EXHIBIT 3.2

                       SMITH'S FOOD & DRUG CENTERS, INC.
                            (a Delaware corporation)
                                    BY-LAWS

                                   ARTICLE I

                                    OFFICES
                                    -------

          Section 1.01.  Registered Office.  The registered office of Smith's
          ------------   -----------------
Food & Drug Centers, Inc. (the "Corporation") in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

          Section 1.02.  Other Offices.  The Corporation may also have an office
          ------------   -------------
or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS
                                  ------------

          Section 2.01.  Annual Meetings.  Annual meetings of the stockholders
          ------------   ---------------
of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

          Section 2.02.  Special Meetings.  Special meetings of the stockholders
          ------------   ----------------
may be called at any time, for the purpose or purposes set forth in the call, by the Chief Executive Officer, President or the Board of Directors by delivering a written request to the Secretary. At any time, upon the written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to give due notice thereof. Special meetings shall be held at such place, either within or without the State of Delaware, and at such time and date as may from time to time be designated by the person or persons calling the meeting and as specified in the notice of the meeting.

          Section 2.03.  Notice of Annual and Special Meetings.  Except as
          ------------   -------------------------------------
otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least ten (10) and not more than sixty (60) days prior to the date on which the meeting is to be held to each

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stockholder of record entitled to vote thereat by delivery of a notice thereof to him personally or by sending a copy thereof through the United States mail or by telegram, charges prepaid, to his address appearing on the records of the Corporation. Each such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, shall briefly state the purpose or purposes for which the meeting is called. A written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the date and time fixed for the meeting shall be deemed the equivalent of such notice. Neither the business to be transacted at nor the purpose of the meeting need be specified in a waiver of notice of such meeting.

          Section 2.04.  Quorum.  A stockholders' meeting duly called shall not
          ------------   ------
be organized for the transaction of business unless a quorum is present. At any meeting the presence in person or by proxy of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to be cast on the particular matter shall constitute a quorum for the purpose of considering such matter, except as otherwise expressly provided by law or by the Certificate of Incorporation or By-Laws of the Corporation. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting from time to time to such time (not more than thirty (30) days after the next previous adjourned meeting) and place as they may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting.

          Section 2.05.  Voting.
          ------------   ------

          (a) At every meeting of stockholders, each holder of record of issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to vote in person or by proxy and, except where a date has been fixed as the record of date for the determination of stockholders entitled to notice of or to vote at such meeting, no holder of record of a share of stock which has been transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall be entitled to notice of or to vote at such meeting in respect of such share so transferred.

          (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be

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counted for quorum purposes.  Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

          (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meetings; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may therefore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy.

          (d) Except with respect to the election of directors, resolutions of the stockholders shall be adopted, and any action of the stockholders at a meeting upon any matter shall be taken and be valid, only if at least a majority of the votes cast with respect to such resolutions or matter are cast in favor thereof, except as otherwise expressly provided by law or by the Certificate of Incorporation or By-Laws of the Corporation. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

          (e) The Chairman of the Board (if one has been elected and is present) shall be chairman, and the Secretary (if present) shall act as secretary, at all meetings of the stockholders. In the absence of the Chairman of the Board, the Chief Executive Officer shall be chairman; in the absence of the Chief Executive Officer, the President shall be chairman; and in the absence of all of them, the chairman shall be designated by the Board of Directors or if not so designated shall be elected by the stockholders present; and in the absence of the Secretary, an Assistant Secretary shall act as secretary of the meeting.

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          Section 2.06.  List of Stockholders.   The Secretary of the
          ------------   --------------------
Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at a meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 2.07.  Judges.  If at any meeting of the stockholders a vote
          ------------   ------
by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

          Section 2.08.  Procedure at Stockholders' Meetings.  The organization
          ------------   -----------------------------------
of each meeting of the stockholders, the order of the business thereat and all matters relating to the manner of conducting the meetings shall be determined by the chairman of the meeting, whose decisions may be overruled only by majority vote (which shall not be by ballot) of the stockholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designated to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow Roberts Rules of Order or any other manual of parliamentary procedure.

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          Section 2.09.  Action Without Meeting.  Unless otherwise provided by
          ------------   ----------------------
the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote therein were present and voted, and such written consent is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

          Section 3.01.  General Powers.  The property, business and affairs of
          ------------   --------------
the Corporation shall be managed by, or under the direction of, the Board.

          Section 3.02.  Number, Election and Term of Office.  The number of
          ------------   -----------------------------------
directors which shall constitute the full Board of Directors shall be determined by resolution of the Board or by the stockholders at the annual meeting. Each director shall hold office for the term for which he is elected and thereafter until his successor is duly elected or until his prior death, resignation or removal in the manner hereinafter provided. Directors need not be stockholders.

          Section 3.03.  Annual Meetings.  Annual meetings of the Board of
          ------------   ---------------
Directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the Board. At its regular annual meeting, the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year, and may transact any other business.

          Section 3.04.  Regular Meetings.  Regular meetings of the Board of
          ------------   ----------------
Directors may be held at such intervals and at such time and place as shall from time to time be determined by the Board. After there has been such determination and notice thereof has been once given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.

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          Section 3.05.  Special Meetings.  Special meetings of the Board of
          ------------   ----------------
Directors may be called at any time by the Board, by the Chairman of the Board, by the Chief Executive Officer, by the President or by any two directors to be held on such day and at such time and place as shall be specified by the person or persons calling the meeting.

          Section 3.06.  Notice of Annual and Special Meetings.  Except as
          ------------   -------------------------------------
otherwise expressly required by law, notice of the annual meeting of the Board of Directors need not be given. Except as otherwise expressly required by law, notice of every special meeting of the Board of Directors specifying the place, date and time thereof shall be given to each director in writing either by being mailed on at lest the fifth day prior to the date of the meeting or by being delivered by telegraph, confirmed air courier or personally at least 48 hours prior to the time of the meeting. A written waiver of notice of a special meeting, signed by the person or persons entitled to such notice, whether before or after the date and time stated therein fixed for the meeting, shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, when he enters the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 3.07.  Quorum and Manner of Acting.  At all meetings of the
          ------------   ---------------------------
Board of Directors, except as otherwise expressly provided by law or by the Certificate of Incorporation or By-Laws of the Corporation, the presence of a majority of the full Board shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the directors present until a quorum as aforesaid shall be present, but notice of the time and place to which such a meeting is adjourned shall be given to any directors not present until a quorum as aforesaid shall be present, but notice of the time and place to which such a meeting is adjourned shall be given to any directors not present either by being by telegraph or given personally or by telephone at least eight hours prior to the date of reconvening. Resolutions of the Board of Directors shall be adopted, and any action of the Board at a meeting upon any matter shall be taken and be valid, only with the affirmative vote of at least a majority of the directors present at the meeting, except as otherwise provided herein. The Chairman of the Board (if one has been elected and is present) shall be chairman, and the Secretary (if present ) shall act as secretary, at all meetings of the Board. In the absence of the Chairman of the Board, the Chief Executive Officer shall be chairman; in the absence of the Chief Executive Officer, the President shall be chairman; and in the absence of all of them, the directors present shall select a member of the Board of Directors to be

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chairman; and in the absence of the Secretary, the chairman of the meeting shall designate any person to act as secretary of the meeting.

          Section 3.08.  Action Without Meeting.  Any action required or
          ------------   ----------------------
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all members of the Board or such committee, as they case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

          Section 3.9.  Participation by Conference Telephone.  Members of the
          -----------   -------------------------------------
Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          Section 3.10.  Resignations.  A director may resign by submitting his
          ------------   ------------
written resignation to the Chairman of the Board (if one has been elected) or the Secretary. Unless otherwise specified therein, the resignation of a director need not be accepted to make it effective and shall be effective immediately upon its receipt by such officer or as otherwise specified therein. If the resignation of a director specifies that it shall be effective at some time later than receipt, until that time the resignation director shall be competent to act on all matters before the Board of Directors, including filling the vacancy caused by such resignation.

          Section 3.11.  Removal of Directors.  The entire Board of Directors or
          ------------   --------------------
any individual director may be removed at any time for cause by the holders of a majority of the shares then entitled to vote at an election of directors. The vacancy or vacancies caused in the Board of Directors by such removal may only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board.

          Section 3.12.  Vacancies.  Any vacancy that shall occur in the Board
          ------------   ---------
of Directors by reason of death, resignation, removal, increase in the number of directors or any other cause whatever shall be filled by a majority of the then members of the Board, whether or not a quorum, and each person

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so elected shall be a director until he or his successor is elected by the stockholders at a meeting called for the purpose of electing directors, or until his prior death, resignation or removal.

          Section 3.13.  Compensation of Directors.  The Corporation may allow
          ------------   -------------------------
compensation to its directors for their services, as determined from time to time by resolution adopted by the Board of Directors. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

          Section 3.14.  Committees.  The Board of Directors may, by resolution,
          ------------   ----------
designate one or more committees consisting of directors to have and exercise such authority of the Board in the management of the business and affairs of the Corporation as the resolution of the Board creating such committee may specify and as is otherwise permitted by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

          Section 3.15.  Personal Liability of Directors.
          ------------   -------------------------------

          (a) To the fullest extent that the laws of the State of Delaware, as the same exist or may hereafter be amended, permit elimination of the personal liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          (b) Any amendment or repeal of this Section 3.15 or adoption of any By-Law of this Corporation or other provision of the Certificate of Incorporation of this Corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, by a director of this Corporation prior to such amendment, repeal, By-Law or other provision becoming effective.

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                                  ARTICLE IV

                            OFFICERS AND EMPLOYEES
                            ----------------------

          Section 4.01.  Executive Officers.  The Executive Officers of the
          ------------   ------------------
Corporation shall be the Chief Executive Officer, the President, a Secretary and a Treasurer, and may include a Chairman of the Board, one or more Vice Presidents, and one or more Assistant Secretaries as the Board of Directors may from time to time determine, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. Each Executive Officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his successor is duly elected and qualifies, or until his earlier death, resignation or removal.

          Section 4.02.  Additional Officers:  Other Agents and Employees.  The
          ------------   ------------------------------------------------
Board of Directors may from time to time appoint or hire such additional officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; and the Board or the Chief Executive Officer shall prescribe their duties, conditions of employment and compensation. Subject to the power of the Board of Directors, the Chief Executive Officer may employ from time to time such other agents, employees, and independent contractors as he may deem advisable for the prompt and orderly transaction of the business of the Corporation, and he may prescribe their duties and the conditions of their employment, fix their compensation and dismiss them, without prejudice to their contract rights, if any. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any assistant officers, agents or employees.

          Section 4.03.  Removal.  Any officer, assistant, agent or employee of
          ------------   -------
the Corporation may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of an officer, assistant, agent or employee, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

          Section 4.04.  The Chairman.  If there shall be a Chairman of the
          ------------   ------------
Board, he shall be elected from among the directors, and shall preside at all meetings of the stockholders and of the Board at which he shall be present. He shall have such other powers and duties as from time to time may be prescribed by the Board or these By-Laws.

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          Section 4.04.  The Chief Executive Officer.  The Chief Executive
          ------------   ---------------------------
Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He shall have such other powers and duties as from time to time may be prescribed by the Board or these By-Laws.

          Section 4.05.  The President.  The President shall be the chief
          ------------   -------------
operating officer of the Corporation, unless otherwise specified by the Board by resolution. Subject to the control of the Board of Directors and the Chief Executive Officer, the President shall have general policy supervision of and general management and executive powers over all the property, business, operations and affairs of the Corporation, and shall see that the policies and programs adopted or approved by the Board are carried out. The President shall exercise such further powers and duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or these By-Laws.

          Section 4.06.  The Vice Presidents.  The Vice Presidents may be given
          ------------   -------------------
by resolution of the Board of Directors general executive powers, subject to the control of the President, concerning one or more or all segments of the operations of the Corporation. The Vice Presidents shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors, by the Chief Executive Officer or by the President. At the request of the President or in his absence or disability, the senior Vice President shall exercise all the powers and duties of the President.

          Section 4.07.  The Secretary and Assistant Secretaries.  It shall be
          ------------   ---------------------------------------
the duty of the Secretary (a) to keep or cause to be kept an original or duplicate record of the proceedings of the stockholders and the Board of Directors, and a copy of the Certificate of Incorporation and of the By-Laws;
(b) to attend to the giving of notices of the Corporation as may be required by law or these By-Laws; (c) to be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) to have charge of the stock books of the Corporation, and a share register, giving the names of the stockholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificated surrendered for cancellation; and (e) to exercise all powers and duties incident to the office of Secretary, and such other powers and duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President from time to time. The Secretary by virtue of his office shall be an Assistant Treasurer. The

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Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President or the Secretary. At the direction of the Secretary or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary.

          Section 4.08.  The Treasurer and Assistant Treasurers.  The Treasurer
          ------------   --------------------------------------
shall have custody of all the funds and securities of the Corporation. He shall collect all moneys due the Corporation. He shall collect all moneys due the Corporation and deposit such moneys to the credit of the Corporation in such banks, trust companies, or other depositories as may have been duly designated by the Board of Directors. He shall endorse for collection on behalf of the Corporation, checks, notes, drafts and other documents, and may sign and deliver receipts, vouchers and releases of liens evidencing payments made to the Corporation. Subject to Section 5.01 of these By-Laws, he shall cause to be disbursed the funds of the Corporation by payment in cash or by checks or drafts upon the authorized depositories of the Corporation. He shall have charge of the books and accounts of the Corporation. He shall perform all acts incident to the office of Treasurer and such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer. The Treasurer by virtue of his office shall be an Assistant Secretary. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President or the Treasurer. At the direction of the Treasurer or in his absence or disability, an Assistant Treasurer shall perform the duties of the Treasurer.

          Section 4.09.  Vacancies.  Vacancy in any office or position by reason
          ------------   ---------
of death, resignation, removal, disqualification, disability or other cause, shall be filled in the manner provided in this Article IV for regular election or appointment to such office.

          Section 4.10.  Delegation of Duties.  The Board of Directors may in
          ------------   --------------------
its discretion delegate for the time being the powers and duties, or any of them, of any officer to any other person whom it may select.

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                                   ARTICLE V

                            SHARES OF CAPITAL STOCK
                            -----------------------

          Section 5.01.  Share Certificates.  Every holder of stock in the
          ------------   ------------------
Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. The signatures of such officers may be facsimiles. Each such certificate shall set forth the name of the registered holder thereof, the number and class of shares and the designation of the series, if any, which the certificate represents. The Board of Directors may, if it so determines, direct that certificates for shares of stock of the Corporation be signed by a transfer agent or registered by a registrar or both, in which case such certificates shall not be valid until so signed or registered.

          In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been used on, any certificate for shares of stock of the Corporation shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

          Section 5.02.  Transfer of Shares.  Transfers of shares of stock of
          ------------   ------------------
the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by an instrument duly executed and filed with the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. Except as provided in Section 5.04 of this Article V, every certificate surrendered for transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

          Section 5.03.  Transfer Agents and Registrars.  The Board of Directors
          ------------   ------------------------------
may appoint any one or more qualified banks, trust companies or other corporations organized under any law of any state of the United States or under the laws of the United States as agent or agents for the Corporation in the transfer of the stock of the Corporation and likewise may appoint any one or more such qualified banks, trust companies or other corporations as registrar or registrars of the stock of the Corporation.

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          Section 5.04.  Lost, Stolen, Destroyed or Mutilated Certificates.  New
          ------------   -------------------------------------------------
certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, which may but need not include the giving of a satisfactory bond or other indemnity, as the Board of Directors may from time to time determine.

          Section 5.05.  Regulations Relating to Shares.  The Board of Directors
          ------------   ------------------------------
shall have power and authority to make such rules and regulations not inconsistent with these By-Laws or with law as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation.

          Section 5.06.  Holders of Record.  The Corporation shall be entitled
          ------------   -----------------
to treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.

          Section 5.07.  Fixing of Record Date.  The Board of Directors may fix
          ------------   ---------------------
a record date which does not precede the date on which the resolution fixing such record date is adopted,

          (a) in order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders, provided such record date is not less than ten (10) or more than sixty (60) days prior to the date of any such meeting;

          (b) in order to determine the stockholders entitled to consent to corporate action in writing without a meeting, provided such record date is not more than ten (10) days after the date on which the resolution fixing such record date is adopted; and

          (c) in order to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided such record date is not more than sixty (60) days prior to such action.

          In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

                                   ARTICLE VI

                             LOANS, NOTES, CHECKS,
                        CONTRACTS AND OTHER INSTRUMENTS
                        -------------------------------

          Section 6.01.  Notes, Checks, etc.  All notes, drafts, acceptances,
          ------------   -------------------
checks, endorsements (other than for deposit) and all evidences of indebtedness of the Corporation whatsoever shall be signed by such officers or agents and shall be subject to such requirements as to countersignature or other conditions as the Board of Directors from time to time may designate. Facsimile signatures on checks may be used unless prohibited by the Board of Directors.

          Section 6.02.  Execution of Instruments Generally.  Except as provided
          ------------   ----------------------------------
in Section 6.01 of this Article VI, all contracts and other instruments requiring execution by the Corporation may be executed and delivered by the Chief Executive Officer, the President or any Vice President, and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

          Section 6.03.  Proxies in Respect of Stock or Other Securities of
          ------------   --------------------------------------------------
Other Corporations.  Unless otherwise provided by the Board of Directors, the
- ------------------
President may from time to time appoint an attorney or attorneys or an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, may instruct the person or persons so appointed as to the manner of exercising such powers and rights and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

                                  ARTICLE VII

                              GENERAL PROVISIONS
                              ------------------

          Section 7.01.  Corporate Seal.  The Board of directors may prescribe
          ------------   --------------
the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation. Such seal may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed.

          Section 7.02.  Fiscal Year.  Unless otherwise determined by the Board
          ------------   -----------
of Directors, the Corporation shall have a 52/53 week fiscal year ending on the Saturday closest to December 31 each year.


                                  ARTICLE VIII

                        VALIDATION OF CERTAIN CONTRACTS
                        -------------------------------

          Section 8.01.  Validation of Certain Contracts.  No contract or other
          ------------   -------------------------------
transaction between the Corporation and another person shall be invalidated or otherwise adversely affected by the fact that any one or more stockholders, directors or officers of the Corporation

          (i) is pecuniarily or otherwise interested in, or is a stockholder, director, officer, or member of, such other person, or

          (ii) is a party to, or is in any other way pecuniarily or otherwise interested in, the contract or other transaction, or

          (iii) is in any way connected with any person pecuniarily or otherwise interested in such contract or other transaction, provided the fact of such interest shall be disclosed or known to the Board of Directors or the stockholders, as the case may be, and in any action of the stockholders or of the Board authorizing or approving any such contract or other transaction, any and every stockholder or director may be counted in determining the existence of a quorum with like force and effect as through he were not so interested, or were not such a stockholder, director, member or officer, or were not such a party, or were not so connected As used herein, the term "person" includes a corporation, partnership, firm, association or other legal entity.

                                  ARTICLE IX

                                  AMENDMENTS
                                  ----------

          Section 9.01.  Amendments.  These By-Laws, or any of them, may be
          ------------   ----------
altered, amended or repealed, and new By-Laws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the stockholders, at any meeting of the Board, or (ii) by the stockholders, at any annual meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any By-Laws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

                                   ARTICLE X

                     INDEMNIFICATION OF, AND ADVANCEMENT OF
                  EXPENSES TO, DIRECTORS, OFFICERS AND OTHERS
                  -------------------------------------------

          Section 10.01.  Rights Indemnification.  Except as prohibited by law,
          -------------   ----------------------
every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against all expenses and liability (as those terms are defined below in this Section 10.01) incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, or whether brought by or against such persons or by or in the right of the Corporation or otherwise, by reason of such person being or having been a director or officer of the Corporation or a subsidiary of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided, however, that no such right to indemnification shall exist with respect to an Action brought by an Indemnitee (as defined below) against the Corporation (an "Indemnitee Action") except as provided in the last sentence of this Section 10.01. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or a subsidiary of the Corporation or to another such entity at the request for the corporation to the extent the Board of Directors of the Corporation at any time designates any of such persons as entitled to the benefits of this Article X. As used in this Article X, "Indemnitee" includes each director and officer of the Corporation and each other person designated by the Board of Directors of the Corporation as entitled to the benefits of this
Article X; "expenses" means
all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an Indemnitee; and "liability" means all liability incurred, including the amounts of any judgments, excise taxes, fines or penalties and any amounts paid in settlement. An Indemnitee shall be entitled to be indemnified pursuant to this Article X against expenses incurred in connection with an Indemnitee Action if (i) the Indemnitee Action is instituted under Section 10.03 of this Article X and the indemnitee is successful in whole or in part in such Indemnitee Action, (ii) the Indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

          Section 10.02.  Right to Advancement of Expenses.  Every Indemnitee
          -------------   --------------------------------
shall be entitled as of right to have the expenses of the Indemnitee in defending any Action or in bringing and pursuing any Indemnitee Action under
Section 10.03 of this Article X paid in advance by the Corporation prior to final disposition of the Action or Indemnitee Action, provided that the Corporation receives a written undertaking by or on behalf of the Indemnitee to repay the amount advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified for the expenses.

          Section 10.03.  Right of Indemnitee to Bring Action.  If a written
          -------------   -----------------------------------
claim for indemnification under Section 10.01 of this Article X or for advancement of expenses under Section 10.02 of this Article X is not paid in full by the Corporation within thirty (30) days after the claim has been received by the Corporation, the Indemnitee may at any time thereafter bring an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall also be entitled to be paid the expense of bringing and pursuing such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Section 10.01 of this Article X shall be that the conduct of the Indemnitee was such that under Delaware law the Corporation is prohibited from indemnifying the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and stockholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the Indemnitee is proper in the circumstances, not an actual determination by the Corporation (including its board of Directors, independent legal counsel or stockholders) that the conduct of the Indemnitee was such that indemnification is prohibited by Delaware law, shall be a defense to such Indemnitee Action or create a presumption that the conduct of the Indemnitee was such that indemnification is prohibited by Delaware law. The only defense to an Indemnitee Action to recover on a claim for advancement of expenses under

Section 10.02 of this Article X shall be failure by the Indemnitee to provide the undertaking required by Section 10.02 of this Article X.

          Section 10.04.  Funding and Insurance.  The Corporation may create a
          -------------   ---------------------
trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of all sums required to be paid by the Corporation to effect indemnification as provided in this Article X. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses or liability incurred by the Indemnitee in connection with any Action, whether or not the Corporation would have the power to indemnify the Indemnitee against the expenses or liability by law or under the provisions of this Article X.

          Section 10.05.  Non-Exclusivity; Nature and Extent of Rights.  The
          -------------   --------------------------------------------
rights to indemnification and advancement of expenses provided for in this
Article X shall (i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any Indemnitee may be entitled under any agreement, provision in the Certificate of Incorporation or By-Laws of the Corporation, vote of stockholders or disinterested directors or otherwise; (ii) be deemed to create contractual rights in favor of each Indemnitee who serves at any time while this Article X is in effect (and each such Indemnitee shall be deemed to be serving in reliance on the provisions of this Article X); (iii) continue as to each Indemnitee who has ceased to have the status pursuant to which the Indemnitee was entitled or was designated as entitled to indemnification under this Article X and inure to the benefit of the heirs and legal representatives of each Indemnitee; and (iv) be applicable to Actions commenced after this Article X becomes effective, whether arising from acts or omissions occurring before or after this Article X becomes effective. Any amendment or repeal of this Article X or adoption of any By-Law of the Corporation or other provision of the Certificate of Incorporation of the Corporation which has the effect of limiting in any way the rights to indemnification or advancement of expenses provided for in this Article X shall operate prospectively only and shall not affect any action take, or any failure to act, by an Indemnitee prior to such amendment, repeal, By-Law or other provision becoming effective.

          Section 10.06.  Partial Indemnity.  If an Indemnitee is entitled under
          -------------   -----------------
any provision of this Article X to indemnification by the Corporation for some or a portion of the expenses or liability incurred by the Indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the Indemnitee for the portion of such expenses or liability to which the Indemnitee is entitled.

                      CERTIFICATE OF ADOPTION OF BY-LAWS

          By Resolution dated the ____ day of May, 1996, all Directors of Smith's Food & Drug Centers, Inc., unanimously approved and adopted the foregoing By-Laws as the By-Laws of said Corporation effective as of May 23, 1996. This Certificate is dated May 23, 1996.


                                 SMITH'S FOOD & DRUG CENTERS, INC.


                                 By________________________________
                                     Michael C. Frei
                                     Secretary